Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-265408) on Form S-3 and (Nos. 333-263899 and 333-256269) on Form S-8 of our report dated March 28, 2023, with respect to the financial statements of Vera Therapeutics, Inc.

/s/ KPMG LLP

San Francisco, California
March 28, 2023